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                                                                   EXHIBIT 10.40



                           NOTE MODIFICATION AGREEMENT

         This agreement is entered into this 22nd day of September, 1999, between Verilink Corporation ("Verilink") and Leigh S. Belden ("Belden").

         WHEREAS, Belden is indebted to Verilink pursuant the following Promissory Notes:

         (a) Promissory Note dated February 10, 1998, in the principal amount of $800,000, plus accrued interest as of September 1, 1999, of $269,978.52, which is secured by a pledge of 130,398 shares of Verilink common stock ("Note 1");

         (b) Promissory Note dated January 1, 1999, in the principal amount of $1,000,000, plus accrued interest as of September 1, 1999, of $44,664.78, which is unsecured ("Note 2"); and

         (c) Promissory Note dated February 22, 1999, in the principal amount of $2,513,173.00, plus accrued interest as of September 1, 1999, of 45,990.75, which note is secured by a pledge of Belden's general partnership interest in Baytech Associates, a California General partnership ("Note 3"). In addition, Belden's liability under Note 3 includes a Promissory Note payable to CivicBank of Commerce in the principal amount of $500,000, which note is guaranteed by Verilink.

         WHEREAS, Belden has agreed to provide additional security for the foregoing notes, in consideration of a modification of their terms,

         NOW THEREFORE, the parties agree as follows:

         1. Note 1. Note 1 shall be paid in six (6) quarterly installments of $115,000, commencing on September 30, 2000, and ending on December 31, 2001, and one installment on March 31, 2002, of $110,000, plus all accrued but then unpaid interest on Note 1.

         2. Note 2. Principal and accrued interest of Note 2 shall be paid in full on or before June 30, 2000; provided however, that if Baytech sells one or both of its properties located at 145 Baytech Drive and 161 Nortech Parkway, San Jose, California, Belden shall pay to Verilink the lesser of one-half of Baytech's interest in the net proceeds of such sale, or $500,000.

         3. Note 3. Note 3 shall be paid in six (6) quarterly installments of $360,000, commencing on September 30, 2000, and ending on December 31, 2001, and one installment on March 31, 2002, of $339,085.88, plus accrued but then unpaid interest on Note 3. In addition, on or before March 31, 2002, Belden shall repay all principal



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                  and accrued interest due under the CivicBank Note. Until such
                  CivicBank Note is paid in full, Verilink shall maintain its guaranty of that Note.

         4. Additional Security. Belden shall secure Notes 1 and 3 by a pledge of 1,800,000 shares of Common Stock of Verilink and
                  Note 2 by a pledge of Belden's general partnership in Baytech. All pledges shall be made pursuant to the Security Agreement between Belden and Verilink, dated February 22, 1999 (the "Security Agreement"). Verilink and Belden agree that in the event of default by Belden under Note 1, Note 2, or Note 3, or in the event that Baytech is unable to sell either or both of its properties by June 30, 2000, Verilink shall not exercise its rights as a secured creditor without first consulting with Belden so that Verilink's resort to its security is accomplished in the best interests of Verilink, its stockholders and Belden. Belden and Verilink shall meet quarterly to discuss the adequacy of the security for Notes 1, 2, and 3, and if appropriate, Verilink shall release excess collateral to Belden.

         5. Further Assurances. Belden and Verilink shall take such action and execute such documents as may be required or appropriate to carry out the intent and purposes of this agreement.

         6. Binding Effect. Except as set forth above, Notes 1, 2, and 3 and the Security Agreement shall remain in full force and effect.



VERILINK CORPORATION

By:   /s/ JOHN C. BATTY                       /s/ LEIGH S. BELDEN
   ---------------------------------         ---------------------------------
                                                  Leigh S. Belden
Title:   CFO
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